Exhibit 99.1
SCBT Financial Corporation
Reports a 20% Increase in Net Income for Third Quarter 2006

COLUMBIA, S.C.—October 17, 2006—SCBT Financial Corporation (NASDAQ: SCBT), the holding company for South Carolina Bank and Trust, N.A. and South Carolina Bank and Trust of the Piedmont, N.A., reported a 20 percent increase in consolidated net income compared to third quarter 2005. The Company today reported its unaudited results of operations and other financial information for the three-month period ended September 30, 2006.

Third Quarter 2006 Results of Operations

Please refer to the accompanying tables for detailed comparative data on results of operations and financial results.

The Company reported net income of $5,260,000, or $0.60 per diluted share, for the three months ended September 30, 2006 compared to net income of $4,395,000, or $0.54 per diluted share, for the third quarter of 2005. Net income of $15,047,000 for the first nine months of 2006 reflects a 20 percent increase from $12,570,000 in the first nine months of 2005. The Company’s diluted cash earnings per share, which omits the effect of amortization expense related to intangibles that are deducted from regulatory capital, was $0.61 and $0.55 for the third quarter of 2006 and 2005, respectively. The Company had diluted cash earnings per share of $1.76 and $1.57 for the nine months ended September 30, 2006 and 2005, respectively.

The Company’s earnings growth reflected continued strong profitability of its bank subsidiaries during the third quarter. South Carolina Bank and Trust had net income of $5,147,000 and South Carolina Bank and Trust of the Piedmont had net income of $595,000.

Robert R. Hill, Jr., CEO of SCBT Financial Corporation commented, “we are having another very strong year at SCBT. Our commitment to the highest service levels delivered by the best bankers in South Carolina is a terrific formula for continued success. We continue to grow our existing relationships and attract new relationships at a rapid pace. While growth in the market has slowed some, we continue to be very optimistic about the remaining quarter of 2006 and next year. Our goal will be to ensure that we execute well on the many growth initiatives we have implemented over the past few years.”

During the third quarter of 2006, the Company’s total assets increased to $2,119,050,000, a 21 percent increase over the third quarter of 2005. This growth in assets was supported by growth in average total deposits of $263,327,000, an increase of 20 percent over the average at September 30, 2005. Loan originations and deposit account growth during the third quarter of 2006 has continued to be at good levels. Average earning assets for the quarter increased by $332,496,000, or 21 percent compared to the average for the comparable period in 2005. Average investment securities during the third quarter were $212,367,000, or 22 percent higher than the balance in 2005. Total loans and total deposits each grew by 2 percent from the previous linked quarter in 2006.

The Company’s annualized return on average assets for the third quarter was slightly down at 1.01% compared to 1.02% for the third quarter of 2005, but increased from 0.99% in the previous linked quarter. Total shareholders' equity at quarter end was $160,331,000, an increase of 26 percent from the third quarter of 2005. Annualized return on average equity for the quarter was 13.28%, down somewhat from 13.94% for the third quarter of 2005, but increased from 13.07% in the previous linked quarter. Annualized return on average tangible equity for the third quarter increased to 17.22% from 16.35% for the comparable period in the prior year.

Loans and Deposits

The Company grew total loans 23 percent since the third quarter 2005, an increase driven largely by continued growth in commercial real estate. Commercial real estate loans totaled $782,680,000 at quarter end, a 4 percent increase from the previous linked quarter in 2006 and a 41 percent increase from the comparable period in 2005. Total loans outstanding were $1,682,217,000 at September 30, 2006 compared to $1,372,325,000 for the comparable period in 2005. Consumer real estate loans increased 14 percent to $425,811,000 from the comparable period in 2005. The origination volume for mortgage loans held for sale decreased by 1 percent from the previous linked quarter and resulted in slightly lower secondary mortgage fees.

Deposit growth continued to remain strong in the third quarter. Savings account deposit levels remained similar to the third quarter 2005, certificates of deposits increased $214,927,000, or 42 percent, and market rate checking account deposits increased $24,585,000, or 9 percent. Total deposits outstanding at the end of the third quarter were $1,657,416,000, an increase of $292,196,000, or 21 percent compared to the third quarter in the prior year. The Company continued to see exceptional deposit growth in transaction accounts and savings accounts during the quarter. Noninterest bearing transaction accounts grew $26,434,000, or 11 percent, to $273,329,000 as of quarter-end. Interest-bearing transaction accounts and savings accounts grew $265,762,000, or 24 percent, to $1,384,087,000 as of quarter-end.

Net Interest Income and Margin

Non-taxable equivalent net interest income (before provision for loan losses) was $19,778,000 for the third quarter of 2006, up 17 percent from $16,889,000 in the comparable period last year. The tax-equivalent net interest margin decreased 14 basis points from the third quarter of 2005 to 4.14% and decreased 7 basis points from the previous linked quarter in 2006. Richard C. Mathis, executive vice president and CFO of SCBT Financial Corporation commented, “the Fed has paused after seventeen consecutive rate increases at its open market committee meetings. It appears that we may be at or near the top of this rate cycle. While the interest rates on our average interest bearing liabilities have adjusted higher more quickly than our yields on assets, we have been able to increase net interest income and maintain very adequate margins in a flat yield curve environment. This is possible because of the previously mentioned high growth in earning assets and a focus on core deposits at our banks.”

Noninterest Income and Expense

Noninterest income was $6,968,000 and $6,525,000 for the third quarters of 2006 and 2005, respectively. This increase was attributed to a $206,000 or 6 percent increase in service charges on deposit accounts and a $166,000 or 23 percent increase in bankcard services income. Other non-interest income increased 10 percent to $893,000, driven by a $92,000 or 32 percent increase in investment services income and a $31,000 or 44 percent increase in official checks income. Highlighting increases for the nine months ended September 30, 2006, investment services income increased 29 percent and official checks income increased 46 percent compared to the similar period in 2005.

Noninterest expense was $17,752,000 in the third quarter, up from $15,495,000 in the comparable period of 2005. Salaries and commissions expense was $10,226,000 during the third quarter of 2006 compared to $8,668,000 for the same period in 2005, driven by sales volume incentives paid to employees and organic growth. The increase was also partially attributable to an increase in full time equivalent employees gained in the SunBank acquisition in November 2005. Net occupancy expense increased $175,000 comparable to the prior year’s third quarter. Bankcard services expense increased $137,000 in correlation with deposit account growth and an increase in bankcard services income. Advertising and public relations expense was up $101,000 from the comparable third quarter of 2005. An increase in other noninterest expense was driven by a $216,000 increase in miscellaneous charge-offs during the quarter. The Company experienced an isolated check fraud occurrence perpetrated from outside the bank. Management has implemented corrective actions to help prevent a possible occurrence in the future. The Company also generated a $141,000 write-down on the disposal of some bank equipment during the quarter. The overall increase in other noninterest expense was offset during the quarter as a result of a $173,000 decrease in overdraft charge-offs.

Asset Quality

Management remains highly focused on asset quality. At September 30, 2006, nonperforming loans totaled $4,115,000, representing 0.24% of period-end loans. Other real estate owned at third quarter-end was $363,000, an increase from the previous linked quarter. The allowance for loan losses at September 30, 2006 was $21,675,000 and represented 1.29% of total loans. The current allowance for loan losses provides 5.27 times coverage of period-end nonperforming loans and approximately 9.32 times coverage of third quarter annualized net charge-offs. In the third quarter, net charge-offs were $587,000, or an annualized 0.14% of average loans. This quarter’s annualized net charge-offs as a percentage of average loans compare favorably to the 0.19% and 0.27% in the comparable period of 2005 and linked quarter comparative period, respectively. Because of the lower net charge-offs, the provision for loan losses for this quarter was $1,048,000 compared to $1,674,000 in the comparable period last year and $1,522,000 in the immediately preceding quarter. The provision reflects management’s close attention to asset quality and to strong loan growth throughout the period and year. (The loan data above do not include mortgage loans held for sale.)

SCBT Financial Corporation is a multi-bank holding company whose principal subsidiaries are South Carolina Bank and Trust, N.A. and South Carolina Bank and Trust of the Piedmont, N.A. The Mortgage Banc, Inc. is a wholly owned subsidiary of South Carolina Bank and Trust, N.A. Through these subsidiaries, SCBT Financial Corporation operates 45 financial centers in 16 South Carolina counties, and has served South Carolinians for over 72 years. The Company offers a full range of retail and commercial banking services, mortgage lending services, trust and investment services, and consumer finance loans. SCBT Financial Corporation's common stock is traded on the NASDAQ Global Select MarketSM under the symbol “SCBT.”

For additional information, please visit our website at www.SCBandT.com.

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Statements included in this press release which are not historical in nature are intended to be, and are hereby identified as, forward looking statements for purposes of the safe harbor provided by Section 21E of the Securities and Exchange Act of 1934, as amended. SCBT Financial Corporation cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from forecasted results. Such risks and uncertainties, include, among others, the following possibilities: (1) credit risk associated with an obligor’s failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed; (2) interest risk involving the effect of a change in interest rates on both the bank’s earnings and the market value of the portfolio equity; (3) liquidity risk affecting the bank’s ability to meet its obligations when they come due; (4) price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios; (5) transaction risk arising from problems with service or product delivery; (6) compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (7) strategic risk resulting from adverse business decisions or improper implementation of business decisions; and (8) reputation risk that adversely effects earnings or capital arising from negative public opinion; and (9) terrorist activities risk that results in loss of consumer confidence and economic disruptions.

SCBT Financial Corporation
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
EARNINGS SUMMARY (non tax equivalent)	2006	2005	Change	2006	2005	Change
Interest income	$34,085	$24,556	38.8%	$96,323	$66,939	43.9%
Interest expense	14,307	7,667	86.6%	38,604	19,191	101.2%
Net interest income	19,778	16,889	17.1%	57,719	47,748	20.9%
Provision for loan losses (1)	1,048	1,674	-37.4%	3,716	3,461	7.4%
Noninterest income	6,968	6,525	6.8%	19,677	17,594	11.8%
Noninterest expense	17,752	15,495	14.6%	50,884	43,319	17.5%
Earnings before income taxes	7,946	6,245	27.2%	22,796	18,562	22.8%
Provision for income taxes	2,686	1,850	45.2%	7,749	5,992	29.3%
Net earnings	$5,260	$4,395	19.7%	$15,047	$12,570	19.7%

Basic weighted average shares (2)	8,699,120	8,068,953	7.8%	8,683,443	8,061,824	7.7%
Diluted weighted average shares (2)	8,795,411	8,157,526	7.8%	8,769,209	8,139,592	7.7%

Earnings per share - Basic (2)	$0.605	$0.545	11.0%	$1.733	$1.559	11.2%
Earnings per share - Diluted (2)	$0.598	$0.539	11.0%	$1.716	$1.544	11.1%

*Cash earnings per share - Basic (2)	$0.620	$0.555	11.6%	$1.778	$1.586	12.2%
*Cash earnings per share - Diluted (2)	$0.613	$0.549	11.6%	$1.761	$1.570	12.1%

Cash dividends declared per common share	$0.170	$0.170	0.0%	$0.510	$0.510	0.0%
Dividend payout ratio	29.54%	33.41%	-11.6%	29.42%	35.45%	-17.0%

* Cash basis earnings exclude the effect on earnings of amortization expense related to intangibles that are a deduction from regulatory capital.

	AVERAGE for Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
BALANCE SHEET HIGHLIGHTS	2006	2006	2006	2005	2005
Mortgage loans held for sale	$21,631	$23,255	$14,639	21,183	$25,626
Total loans (1)	1,661,679	1,634,556	1,569,016	1,453,790	1,336,406
Total investment securities	212,367	205,347	189,157	180,650	174,841
Intangible assets	35,926	35,995	36,105	26,413	18,426
Earning assets	1,913,849	1,879,432	1,815,479	1,691,288	1,581,353
Total assets	2,065,415	2,035,142	1,969,982	1,829,706	1,705,343
Noninterest bearing deposits	272,089	270,158	254,969	254,520	242,789
Interest bearing deposits	1,339,414	1,314,586	1,256,057	1,160,207	1,105,388
Total deposits	1,611,503	1,584,744	1,511,026	1,414,727	1,348,176
Fed funds purchased & repo	142,777	147,753	158,067	146,461	125,563
Other borrowings	140,779	136,788	140,082	121,996	99,226
Shareholders' equity	157,117	153,416	149,905	136,749	125,050

	AVERAGE for Nine Months Ended		%
BALANCE SHEET HIGHLIGHTS	30-Sep-2006	30-Sep-2005	Change
Mortgage loans held for sale	$19,867	$19,278	3.1%
Total loans (1)	1,622,090	1,266,619	28.1%
Total investment securities	202,375	171,656	17.9%
Intangible assets	36,008	13,446	167.8%
Earning assets	1,869,947	1,502,519	24.5%
Total assets	2,023,863	1,617,560	25.1%
Noninterest bearing deposits	265,801	236,365	12.5%
Interest bearing deposits	1,303,658	1,059,638	23.0%
Total deposits	1,569,459	1,296,002	21.1%
Fed funds purchased & repo	149,476	115,563	29.3%
Other borrowings	139,219	76,489	82.0%
Shareholders' equity	153,506	122,438	25.4%

	ENDING Balance
	September 30,	June 30,	March 31,	December 31,	September 30,
BALANCE SHEET HIGHLIGHTS	2006	2006	2006	2005	2005
Mortgage loans held for sale	$22,624	$29,602	$24,193	$12,961	$25,104
Total loans (1)	1,682,217	1,646,174	1,601,718	1,535,901	1,372,325
Total investment securities	212,606	211,039	200,460	182,744	178,286
Intangible assets	35,880	36,012	36,045	36,181	18,756
Allowance for loan losses (1)	(21,675)	(21,214)	(20,797)	(20,025)	(17,908)
Premises and equipment	47,969	47,057	44,518	43,664	39,062
Total assets	2,119,050	2,070,927	2,034,193	1,925,956	1,757,390
Noninterest bearing deposits	273,329	275,180	267,834	254,099	246,895
Interest bearing deposits	1,384,087	1,348,059	1,327,606	1,219,190	1,118,325
Total deposits	1,657,416	1,623,239	1,595,440	1,473,289	1,365,220
Fed funds purchased & repo	147,955	140,283	139,347	150,163	159,922
Other borrowings	140,457	141,724	135,240	144,257	97,294
Total liabilities	1,958,719	1,916,409	1,882,428	1,777,453	1,630,107
Shareholders' equity	160,331	154,518	151,765	148,403	127,283

Actual # shares outstanding	8,705,416	8,685,774	8,672,570	8,644,883	8,072,524

SCBT Financial Corporation
(Unaudited)
(Dollars in thousands, except per share data)

	September 30,	June 30,	March 31,	December 31,	September 30,
NONPERFORMING ASSETS (ENDING balance)	2006	2006	2006	2005	2005
Nonaccrual loans	$2,558	$3,200	$3,199	$2,760	$3,451
Other real estate owned	363	249	321	379	1,083
Accruing loans past due 90 days or more	1,557	1,008	603	1,512	586
Total nonperforming assets	$4,478	$4,457	$4,123	$4,651	$5,120

Total nonperforming assets as a
percentage of total loans and OREO (1)	0.27%	0.27%	0.26%	0.30%	0.37%

	Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
ALLOWANCE FOR LOAN LOSSES (1)	2006	2006	2006	2005	2005
Balance at beginning of period	$21,214	$20,797	$20,025	$17,908	16,875
Loans charged off	(788)	(1,322)	(497)	(632)	(734)
Loan recoveries	201	217	123	136	93
Net (charge-offs) recoveries	(587)	(1,105)	(374)	(496)	(641)
Provision for loan losses	1,048	1,522	1,146	1,447	1,674
ALL acquired in merger (3)	-	-	-	1,165	-
Balance at end of period	21,675	21,214	20,797	20,025	17,908

Allowance for loan losses as a
percentage of total loans (1)	1.29%	1.29%	1.30%	1.30%	1.30%
Allowance for loan losses as a
percentage of nonperforming loans	526.74%	504.13%	546.99%	468.74%	443.61%
Net charge-offs as a percentage of
average loans (annualized) (1)	0.14%	0.27%	0.10%	0.14%	0.19%
Provision for loan losses as a percentage
of average total loans (annualized) (1)	0.25%	0.37%	0.30%	0.39%	0.50%

	September 30,		September 30,
LOAN PORTFOLIO (ENDING balance) (1)	2006	% of Total	2005	% of Total
Commercial	$177,218	10.53%	$157,618	11.48%
Consumer	128,109	7.62%	120,664	8.79%
Real estate:
Commercial	782,680	46.53%	553,697	40.34%
Consumer	425,811	25.31%	373,113	27.19%
Firstline	143,496	8.53%	143,077	10.43%
Other loans	24,944	1.48%	24,241	1.77%
Total loans (gross) (1)	1,682,258	100.00%	1,372,410	100.00%
Unearned income	(40)		(85)
Total loans (net of unearned income) (1)	$1,682,217	100.00%	$1,372,325	100.00%

Mortgage loans held for sale	$22,624		$25,104

	Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
SELECTED RATIOS	2006	2006	2006	2005	2005

Return on average assets (annualized)	1.01%	0.99%	0.99%	0.89%	1.02%

Return on average equity (annualized)	13.28%	13.07%	12.95%	11.85%	13.94%

Return on average tangible equity (annualized)	17.22%	17.08%	17.06%	14.69%	16.35%

Net interest margin (tax equivalent)	4.14%	4.21%	4.15%	4.23%	4.28%

Efficiency ratio (tax equivalent)	65.88%	63.44%	66.49%	68.02%	65.63%

End of period book value per common share	$18.42	$17.79	$17.50	$17.17	$15.77

End of period tangible book value per common share	$14.30	$13.64	$13.34	$12.98	$13.44

End of period # shares	8,705,416	8,685,774	8,672,570	8,644,883	8,072,524

End of period Equity-to-Assets	7.57%	7.46%	7.46%	7.71%	7.24%

End of period Tangible Equity-to-Tangible Assets	5.97%	5.82%	5.79%	5.94%	6.24%

	Nine Months Ended
	September 30,	September 30,
	2006	2005
SELECTED RATIOS

Return on average assets (annualized)	0.99%	1.05%

Return on average equity (annualized)	13.11%	13.61%

Return on average tangible equity (annualized)	17.12%	14.96%

Net interest margin (tax equivalent)	4.17%	4.32%

Efficiency ratio (tax equivalent)	65.25%	65.67%

SCBT Financial Corporation
(Unaudited)
(Dollars in thousands)

	Three months ended
	September 30, 2006			September 30, 2005
	Average			Average
YIELD ANALYSIS	Balance	Interest	Yield (NON-TE)	Balance	Interest	Yield (NON-TE)

Interest Earning Assets:
Federal funds sold, Reverse repo, & Time deposits	$18,172	$242	5.28%	$44,480	$372	3.32%
Investment securities (taxable)	188,487	2,276	4.79%	149,425	1,571	4.17%
Investment securities (tax-exempt)	23,880	301	5.00%	25,416	279	4.36%
Mortgage loans held for sale	21,631	248	4.55%	25,626	366	5.67%
Loans (1)	1,661,679	31,018	7.41%	1,336,406	21,968	6.52%
Total Interest Earning Assets	1,913,849	34,085	7.07%	1,581,353	24,556	6.16%

Noninterest Earning Assets:
Cash and due from banks	56,049			57,724
Other assets	116,856			83,336
Allowance for loan losses (4)	(21,339)			(17,070)
Total Noninterest Earning Assets	151,566			123,990

Total Assets	$2,065,415			$1,705,343

Interest Bearing Liabilities:
Transaction and money market accounts	$557,333	$2,815	2.03%	$538,207	$1,838	1.35%
Savings deposits	77,703	155	0.80%	78,068	89	0.45%
Certificates and other time deposits	704,378	7,788	4.43%	489,113	3,570	2.90%
Federal funds purchased & Repo.	142,777	1,566	4.40%	125,563	824	2.60%
Other borrowings	140,779	1,983	5.65%	99,226	1,346	5.38%
Total Interest Bearing Liabilities	1,622,970	14,307	3.54%	1,330,177	7,667	2.29%

Noninterest Bearing Liabilities:
Demand deposits	272,089			242,789
Other liabilities	13,239			7,327
Total Noninterest Bearing Liabilities	285,328			250,116
Shareholders' Equity	157,117			125,050
Total Non-IBL and Shareholders' Equity	442,445			375,166

Total Liabilities and Shareholders' Equity	$2,065,415			$1,705,343

Net Interest Income and Margin (NON-TAX EQUIV.)		$19,778	4.10%		$16,889	4.24%
Net Interest Margin (TAX EQUIVALENT)			4.14%			4.28%

	Nine Months Ended
	September 30, 2006			September 30, 2005
	Average			Average
YIELD ANALYSIS	Balance	Interest	Yield (NON-TE)	Balance	Interest	Yield (NON-TE)

Interest Earning Assets:
Federal funds sold, Reverse repo, & Time deposits	$25,615	$983	5.13%	$44,966	$977	2.90%
Investment securities (taxable)	179,021	6,267	4.68%	144,710	4,469	4.13%
Investment securities (tax-exempt)	23,354	863	4.94%	26,946	914	4.54%
Mortgage loans held for sale	19,867	730	4.91%	19,278	810	5.62%
Loans (1)	1,622,090	87,480	7.21%	1,266,619	59,769	6.31%
Total Interest Earning Assets	1,869,947	96,323	6.89%	1,502,519	66,939	5.96%

Noninterest Earning Assets:
Cash and due from banks	60,678			54,847
Other assets	114,100			76,169
Allowance for loan losses (4)	(20,862)			(15,975)
Total Noninterest Earning Assets	153,916			115,041

Total Assets	$2,023,863			$1,617,560

Interest Bearing Liabilities:
Transaction and money market accounts	$557,348	$7,521	1.80%	$512,669	$4,730	1.23%
Savings deposits	77,546	413	0.71%	77,162	214	0.37%
Certificates and other time deposits	668,763	20,462	4.09%	469,805	9,512	2.71%
Federal funds purchased & Repo.	149,476	4,549	4.07%	115,562	1,809	2.09%
Other borrowings	139,219	5,659	5.43%	76,489	2,926	5.11%
Total Interest Bearing Liabilities	1,592,352	38,604	3.24%	1,251,687	19,191	2.05%

Noninterest Bearing Liabilities:
Demand deposits	265,801			236,365
Other liabilities	12,204			7,070
Total Noninterest Bearing Liabilities	278,005			243,435
Shareholders' Equity	153,506			122,438
Total Non-IBL and Shareholders' Equity	431,511			365,873

Total Liabilities and Shareholders' Equity	$2,023,863			$1,617,560

Net Interest Income and Margin (NON-TAX EQUIV.)		$57,719	4.13%		$47,748	4.25%
Net Interest Margin (TAX EQUIVALENT)			4.17%			4.30%

SCBT Financial Corporation
(Unaudited)
(Dollars in thousands)

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
NON-INTEREST INCOME & EXPENSE	2006	2005	Change	2006	2005	Change
Noninterest income:
Service charges on deposit accounts	$3,512	$3,306	6.2%	$9,988	$9,229	8.2%
Secondary market mortgage fees	1,509	1,552	-2.8%	4,040	3,781	6.9%
Trust fees	173	142	21.8%	541	443	22.1%
Bankcard services income	881	715	23.1%	2,518	1,919	31.2%
Other service charges, commissions, fees	893	810	10.3%	2,590	2,222	16.6%
Total noninterest income	$6,968	$6,525	6.8%	$19,677	$17,594	11.8%
Noninterest expense:
Salaries and employee benefits	$10,226	$8,668	18.0%	$30,053	$25,038	20.0%
Net furniture and equipment expense	1,181	1,124	5.1%	3,505	3,159	11.0%
Net occupancy expense	1,088	913	19.2%	3,148	2,550	23.5%
Amortization	203	150	35.3%	602	408	47.5%
Bankcard services expense	319	182	75.3%	771	500	54.2%
Advertising and public relations	748	647	15.6%	2,182	1,635	33.5%
Information services expense	572	550	4.0%	1,684	1,304	29.1%
Other	3,415	3,261	4.7%	8,939	8,725	2.5%
Total noninterest expense	$17,752	$15,495	14.6%	$50,884	$43,319	17.5%

Notes:
(1) Loan data excludes mortgage loans held for sale.
(2) Per share data and shares outstanding for per share data calculations have been retroactively adjusted to give effect to a 5% common stock dividend paid to shareholders of record on December 20, 2004.

(3) Allowance for loan losses acquired in the purchase of Sun Bancshares, Inc. in November 2005 and New Commerce BanCorp in April 2005.
(4) Includes allowance for loan losses acquired in the purchase of Sun Bancshares, Inc. in November 2005 and New Commerce BanCorp in April 2005.